Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A of our reports dated February 23, 2024, relating to the financial statements of Discover Financial Services, and the effectiveness of Discover Financial Services’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Discover Financial Services for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chicago, Illinois
June 14, 2024